EXHIBIT 99.6

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                                                           U.S. DIAGNOSTIC INC.

INVESTOR CONTACT:
Joseph Seime
Director Investor Relations
(561) 833-1495 ext. 220
website:  www.usdl.com


                                                          FOR IMMEDIATE RELEASE


                    US DIAGNOSTIC INC. ANNOUNCES SETTLEMENT
                   IN PRINCIPLE OF SHAREHOLDER CLASS ACTIONS


       COMPANY ALSO ANNOUNCES APPOINTMENT OF NEW CHIEF FINANCIAL OFFICER

WEST PALM BEACH, FL, July 31, 1997 - US Diagnostic Inc. (NASDAQ:NMS:USDL) announced today that it has reached a settlement in principle of all of the shareholder class actions brought against the Company in January 1997. The total settlement figure is $5,875,000.

     The parties have executed a memorandum of understanding which is subject to certain terms and conditions including court approval and notice to the class members. The Company aniticipates that the court approval process may take up to 145 days.

     Joseph A. Paul, President and Chief Executive Officer stated, "We are very pleased with this resolution. The settlement frees the Company up to obtain new financing to restart its program of strategic acquisitons."

     In other news, the Company announced the appointment of Wayne Moore as its new Chief Financial Officer. Mr. Moor has held various financial executive positions over the last 22 years and formerly with Arthur Anderson LLP.

     US Diagnostic Inc. is the leading provider of outpatient radiology services in the United States. The Company has locations in 18 states, owns or operates 120 fixed site diagnostic imaging facilities, provides mobile imaging services to 40 hospitals, and manages 19 additional facilities.


     STATEMENTS CONTAINED IN THIS PRESS RELEASE, WHICH ARE NOT HISTORICAL FACTS, ARE FORWARD LOOKING STATEMENTS AS THAT TERM IS DEFINED IN THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THESE FORWARD-LOOKING STATEMENTS ARE BASED LARGELY ON THE COMPANY'S EXPECTATIONS AND ARE SUBJECT TO A NUMBER OF RISKS AND UNCERTAINITIES, INCLUDING BUT NOT LIMITED TO LEGAL, ECONOMIC, COMPETITIVE AND OTHER FACTORS AFFECTING THE COMPANY'S OPERATIONS, MARKETS, EXPANSION STRATEGIES, AVAILABLE FINANCING, GOVERNMENT REGULATIONS INVOLVING THE COMPANY, AND OTHER FACTORS DISCUSSED IN THE COMPANY'S FILINGS WITH THE SECURITIES AND


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EXCHANGE COMMISSION. SPECIFIC OPERATING RISKS MAY INCLUDE, IN ADDITION TO
OTHERS, THOSE ASSOCIATED WITH THE ACQUISITION OF EXISTING IMAGING CENTERS, MANAGEMENT OF GROWTH, LIMITATIONS AND DELAYS IN REIMBURSEMENT AND GOVERNMENT REGULATION EFFECTS. MANY OF THESE FACTORS ARE BEYOND THE COMPANY'S CONTROL. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THE FORWARD-LOOKING STATEMENTS. IN LIGHT OF THESE RISKS AND UNCERTAINTIES, THERE CAN BE NO ASSURANCE THAT THE FORWARD-LOOKING STATEMENTS IN THIS PRESS RELEASE WILL, IN FACT, OCCUR.







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